UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 3, 2007

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Suburban Propane Partners, L.P. (the “Partnership”) hereby amends and supplements its Current Report on Form 8-K dated March 28, 2007, relating to the termination of employment of Dennis W. Trautman, its former Chief Operating Officer, to report that, on April 3, 2007,  Mr. Trautman and the Partnership entered into an Agreement and Release relating to such termination (the “Agreement”). The Agreement provides for the following severance benefits in exchange for, among other things, Mr. Trautman’s release of all claims against the Partnership, Mr. Trautman’s agreement not to disclose Partnership confidential information in his possession and, through March 22, 2009, Mr. Trautman’s agreements not to compete with the Partnership, solicit any Partnership customer nor solicit the employment of any Partnership employee:

•

In periodic payments to be made through March 22, 2009, Mr. Trautman will receive severance aggregating $628,875 (equal to twelve (12) months base salary plus the maximum bonus that Mr. Trautman could have earned for the 2007 fiscal year under the Partnership’s Incentive Compensation Plan had Mr. Trautman remained employed by the Partnership through the payment date of such bonus after close of that fiscal year), less applicable withholdings.  In the event that, upon the conclusion of the Partnership’s 2007 fiscal year, participants under the Incentive Compensation Plan earn less than the maximum bonuses provided for in such plan, then the aggregate severance amount referenced above will be reduced accordingly so as to include only the actual bonus that Mr. Trautman would have earned in 2007 had he remained employed by the Partnership for the entire period;

•

The Partnership will make a one-time payment to Mr. Trautman in the amount of $38,250 (less applicable withholdings) representing full and final payment of Mr. Trautman’s vested account balance under the Partnership’s long term incentive plan adopted as of October 1, 1997 (“LTIP-1”).   If and only if there is a change of control of the Partnership within the six-month period immediately following March 23, 2007, then Mr. Trautman will be eligible, pursuant to the provisions of the Partnership’s long term incentive plan adopted as of October 1, 2002 (“LTIP-2”), to receive payments for the 2005, 2006 and 2007 Award Cycles thereunder (the amount thereof cannot be calculated at this time);

•

If and only if there is a change of control of the Partnership within the six-month period immediately following March 23, 2007, then all unvested restricted units granted to Mr. Trautman under the Partnership’s 2000 Restricted Unit Plan will immediately vest and be delivered to Mr. Trautman, pursuant to the provisions of the plan (35,245 restricted units);

•

The Partnership will continue to pay, under COBRA, applicable premiums for health insurance benefits for Mr. Trautman through September 22, 2008, or until Mr. Trautman earlier obtains health insurance benefits under another plan;

•

The Partnership will pay up to $20,000 for executive outplacement services for Mr. Trautman; and

•

The Partnership will transfer to Mr. Trautman his company car.

Upon the death of Mr. Trautman, or any change of control of the Partnership, prior to March 22, 2009, all of the remaining monies then due to Mr. Trautman under the Agreement or any benefit plan of the Partnership will be paid in full to Mr. Trautman or his estate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.
	By:	/s/ PAUL ABEL

Date: April 4, 2007	Name:	Paul Abel
	Title:	General Counsel & Secretary